                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:


     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))



     [X] Definitive Proxy Statement


     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            Group 1 Software, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [ ] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

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     (4) Date filed:

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
                             GROUP 1 SOFTWARE, INC.

                              4200 Parliament Place
                                    Suite 600
                           Lanham, Maryland 20706-1844

                               ------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          To be Held September 12, 2000

To the Stockholders of Group 1 Software, Inc.:

            You are cordially invited to attend the Annual Meeting of stockholders of Group 1 Software, Inc. (the "Company") to be held on September 12, 2000 at 10:30 AM at Prudential Securities, One Liberty Plaza, New York, New York 10292 (the "Annual Meeting"), for the following purposes:

            (1) To elect three (3) directors to hold office until the third annual meeting of stockholders of the Company following their election and until the election and qualification of their successors;

            (2) To consider and act upon a proposal to amend the Company's Certificate of Incorporation, as amended, to increase the number of authorized shares of Group 1 Common Stock from 14,000,000 shares to 50,000,000 shares;

            (3) To consider and act upon a proposal to amend the Company's Incentive Stock Option, Non-Qualified Stock Option and Stock Appreciation Unit Plan to increase by 300,000 shares the number of shares subject to stock options which may be granted under the Plan; and

            (4) To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

            Only stockholders of record at the close of business on July 17, 2000 (the "Record Date") are entitled to receive notice of, and to vote at, the Annual Meeting.

            We hope that you will be able to attend the Annual Meeting in person.

--------------------------------------------------------------------------------

TO ASSURE A QUORUM AND TO AVOID THE EXPENSE AND DELAY OF SENDING FOLLOW-UP LETTERS, PLEASE FILL IN, SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED STATES. TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING, WE URGE YOU TO VOTE BY TELEPHONE, VIA THE INTERNET OR TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON. YOU CAN WITHDRAW YOUR PROXY, OR CHANGE YOUR VOTE,

AT ANY TIME BEFORE IT IS VOTED BY EXECUTING A LATER-DATED PROXY, BY VOTING BY BALLOT AT THE ANNUAL MEETING, BY TELEPHONE OR VIA THE INTERNET, OR BY FILING AN INSTREMENT OF REVOCATION WITH THE INSPECTORS OF ELECTION IN CARE OF GROUP 1'S SECRETARY AT THE ABOVE ADDRESS. IF YOU ARE PRESENT AT THE ANNUAL MEETING, YOU MAY, IF YOU WISH, WITHDRAW YOUR PROXY AND VOTE YOUR SHARES PERSONALLY.

--------------------------------------------------------------------------------

                                              By Order of the Board of Directors


Lanham, Maryland
July 21, 2000                               Edward Weiss
                                            Secretary

                             GROUP 1 SOFTWARE, INC.


                              4200 Parliament Place
                                    Suite 600
                           Lanham, Maryland 20706-1844
                                  301/918-0400


                               ------------------

                                 PROXY STATEMENT

                               ------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 12, 2000

                               ------------------

            This Proxy Statement and the enclosed form of proxy are furnished to stockholders of Group 1 Software, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company from holders of outstanding shares of its common stock, $.50 par value (the "Common Stock") and 6% convertible preferred stock (the "6% Preferred Stock"), (the Common Stock and 6% Preferred Stock, collectively constitute the "Voting Securities"), for use at the annual meeting of stockholders to be held on September 12, 2000 (the "Annual Meeting"), and at any adjournment thereof. The approximate date on which this Proxy Statement and the related form of proxy are first being sent to stockholders is July 25, 2000.


            If the enclosed proxy is properly signed and returned, and if the stockholder specifies a choice on the proxy, the shares of the Voting Securities represented by the proxy will be voted (or withheld from voting) in accordance with the stockholder's choice. If the proxy is signed and returned but no specification is made, the proxy will be voted FOR the election of the Board's nominees for directors listed below and FOR each of Proposals 2 through 4. Separate instructions are provided regarding voting by telephone and on the Internet.

            The Board of Directors of the Company knows of no business that will be presented for consideration at the Annual Meeting other than the matters described in this Proxy Statement. If any other matters are presented at the Annual Meeting, the proxy holders will vote the proxies in accordance with their judgment.

            Any proxy may be revoked by the stockholder giving such proxy, at any time prior to its being voted, by filing with the Secretary of the Company, at its address set forth above, a notice of revocation or a duly executed proxy bearing a later date or by notification by telephone (if the original vote was made by telephone) or on the Internet (if the original vote was made on the Internet). Any proxy may also be revoked by the stockholder's attendance at the Annual Meeting and voting in person. A written notice of revocation need not be on any specific form.


            The Company has fixed the close of business on July 17, 2000, as the record date (the "Record Date") for the determination of the stockholders of the Voting Securities of the Company entitled to notice of, and to vote at, the Annual Meeting. On that date, there were outstanding 6,004,400 shares of Common Stock and 47,500 shares of 6% Preferred Stock. The holders of the Common Stock and the 6% Preferred Stock will be entitled to one vote per share on each matter submitted to the Annual Meeting. No other voting securities of the Company are outstanding.


            The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of Voting Securities entitled to vote constitutes a quorum for the transaction of business at the Annual Meeting. If a quorum should not be present, the Annual Meeting may be adjourned from time to time until a quorum is obtained.

            There are no rights of appraisal or similar rights of dissenters applicable to the matters to be voted upon at the Annual Meeting.

                              FINANCIAL INFORMATION

            A copy of the Company's Annual Report to Stockholders for the fiscal year ended March 31, 2000 accompanies this Proxy Statement and is incorporated in this Proxy Statement by reference.


                              BENEFICIAL OWNERSHIP

            The following table sets forth certain information as of June 30, 2000, as to all persons who, to the knowledge of the Company, were beneficial owners of five percent or more of the Common Stock or 6% Preferred Stock of the Company, and all directors and officers of the Company as a group.


                                                    NUMBER OF SHARES OF COMMON STOCK
          NAME AND ADDRESS OF BENEFICIAL OWNER                     AND                     NUMBER OF SHARES OF 6% PREFERRED
               NUMBER OF PERSONS IN GROUP                   PERCENT OF CLASS                  STOCK AND PERCENT OF CLASS
               --------------------------                   ----------------                  --------------------------

Prudential Securities                                            1,397,238                                  *
One Liberty Plaza                                                  23.3%
New York, NY  10292

Robert S. Bowen                                                 505,141 (1)                               5,937
4200 Parliament Place                                              8.0%                                   12.5%
Suite 600
Lanham, MD  20706

John Spohler                                                    429,975 (2)                              11,875
One Liberty Plaza                                                  7.2%                                    25%
New York, NY  10292

Dimensional Funds Advisors, Inc.                                  374,992                                   *
1299 Ocean Avenue                                                  6.3%
11th Floor
Santa Monica, CA  90401-1038

Milton Kaplan                                                        *                                   11,875
1920 Ocean Avenue                                                                                          25%
Brooklyn, NY  11230

Leonard J. Smith                                                     *                                   11,875
451 Ives Dairy Road, #A202                                                                                 25%
North Miami Beach, FL  33179

All directors and officers as a group                            1,271,609(3)                             5,937
(15 persons)                                                       18.5%                                  12.5%


-----
* Less than 5%.

(1) Including Common Stock purchase options for 299,155 shares exercisable within 60 days of the Record Date.

(2) Includes Common Stock purchase options for 28,125 shares exercisable within 60 days of the Record Date

(3) Includes Common Stock purchase options for 886,479 shares exercisable within 60 days of the Record Date.

                COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

            Based solely on a review of Forms 3, 4 and 5, and amendments thereto, furnished to the Company, all directors, officers and beneficial owners of more than ten percent of any class of stock have filed on a timely basis Forms 3, Forms 4 and Forms 5 as required in the fiscal year ended March 31, 2000, except for the following persons who filed late Form 4's: Robert S. Bowen
- options to purchase 3,300 shares of Common Stock and Richard H. Eisenberg - options to purchase 1,000 shares of Common Stock (in both cases, the Common Stock issued was retained by the respective option-holder).


                                  PROPOSAL ONE
                              ELECTION OF DIRECTORS

            Stockholders are being asked to elect three members to the Company's Board of Directors. The three members who are so elected and the remaining six directors whose terms continue after the Annual Meeting will constitute the Board of Directors of the Company.


            Pursuant to the terms of the Company's Certificate of Incorporation, the directors of the Company are divided into three classes, and one class is elected at each annual meeting of stockholders and serves for a term ending on the third annual meeting of stockholders following their election and after their respective successors have been elected and qualified. One effect of this arrangement can be to deter efforts to gain control of Group 1 by changing the composition of the Company's Board of Directors.



            Under the Company's Bylaws, the election of directors is determined by a vote of a majority of the shares present in person or represented by proxy and voting on the matter. And, under applicable Delaware law and the Company's Certificate of Incorporation and Bylaws, abstentions and broker non-votes on proposals to elect directors will effectively be treated as shares that are not present and voting for that matter.


            The Board has nominated Messrs. James P. Marden, Charles A. Mele and Charles J. Sindelar for election at the Annual Meeting, to serve until the third annual meeting of stockholders of the Company following their election and their successors have been elected and qualified. Unless otherwise directed, the persons named as proxies in the proxy enclosed herewith will vote the shares represented by such proxy for the election of such nominees as directors.

            If for any reason any nominee for director should become unavailable for election, the proxies may be voted for the election of a substitute designated by the Company, unless a contrary instruction is given on the proxy. The Company has no reason to believe that any of the nominees will be unable or unwilling to serve if elected, and all nominees have expressed an intention to serve the entire term for which election is sought.

            The following table sets forth certain information at the Record Date concerning the directors and their ownership of the Voting Securities.

NOMINEES FOR ELECTION TO BOARD OF DIRECTORS

                                                                                                               NUMBER OF SHARES
NAME OF DIRECTOR                                                                                              OF VOTING SECURITIES
    OF THE             DIRECTOR                           PRINCIPAL OCCUPATION, BUSINESS                    AND PERCENT OF CLASS (AT
 COMPANY (AGE)          SINCE                              EXPERIENCE AND DIRECTORSHIPS                           RECORD DATE)
 -------------          -----                              ----------------------------                           ------------


CLASS III DIRECTORS (WHOSE TERMS WILL EXPIRE AT THE THIRD
               ANNUAL MEETING OF STOCKHOLDERS FOLLOWING
               THE ANNUAL MEETING, AND THE ELECTION AND
               QUALIFICATION OF THEIR SUCCESSORS)

James P. Marden          1992          Senior Executive Vice President, Corporate Development, Medical            52,000(1)
47                                     Logistics, Inc., from October, 1998 to present; from April, 1997 to            *
                                       October, 1998, private investor; from January, 1995 to April, 1997,
                                       President of the Entertainment Connection and from 1992 to 1994,
                                       Vice President - Acquisitions, of Medco Containment Services, Inc.
                                       ("Medco") and Vice President - Acquisitions, of Synetic, Inc.
                                       ("Synetic").

NOMINEES FOR ELECTION TO BOARD OF DIRECTORS

Charles A. Mele          1992          Executive Vice President - General Counsel and a director of Medical       95,400(2)
44                                     Manager Corporation (and its predecessor) for more than five years.           1.6%
                                       For more than five years, up through July, 1994, Executive Vice
                                       President and General Counsel or Co-General Counsel of Medco.

Charles J. Sindelar      1992          Senior Vice President, Business Development and General Manager of         51,000(3)
63                                     Digital Video Group since 1999, and from 1990-1998, Vice President             *
                                       and General Manager-Digital Video/ Network Systems Division of
                                       Zenith Electronics Corporation.

MEMBERS OF THE BOARD CONTINUING IN OFFICE


CLASS I DIRECTORS (WHOSE TERMS WILL EXPIRE AT THE NEXT ANNUAL
               MEETING OF STOCKHOLDERS FOLLOWING THE ANNUAL
               MEETING, AND THE ELECTION AND QUALIFICATION
               OF THEIR SUCCESSORS)

James V. Manning         1992        Chief Executive Officer of Medical Manager Corporation (and its               52,000(4)
53                                   predecessor) since September, 1994.  Prior to that, he was Senior                 *
                                     Executive Vice President - Finance and Administration and a director of Medco for more than five years.  He has also been a director of
                                     Medical Manager Corporation for more than five years.

Richard H. Eisenberg     1994        President of Great Northern Brokerage Corporation for more than five          37,000(5)
62                                   years.  From 1992 to 1995, also Senior Vice President of Kaye                     *
                                     Insurance, L.P.



Bruce J. Spohler         1997        Managing Director, High Yield/Leveraged Finance, CIBC Oppenheimer            115,910(6)
40                                   World Markets for more than five years.                                           *

CLASS II DIRECTORS (WHOSE TERMS WILL EXPIRE AT THE SECOND ANNUAL
               MEETING OF STOCKHOLDERS FOLLOWING THE ANNUAL
               MEETING, AND THE ELECTION AND QUALIFICATION
               OF THEIR SUCCESSORS)

Robert S. Bowen          1983        Vice Chairman since September, 1998 and Chief Executive Officer and a         505,141(7)
62                                   Director of the Company for more than five years.                                8.0%

Ronald F. Friedman       1987        Director and Chief Operating Officer of the Company for more than five        175,727(8)
56                                   years.                                                                           2.3%

MEMBERS OF THE BOARD CONTINUING IN OFFICE

Thomas S. Buchsbaum      1989        Since March 1997, Vice President of Federal Systems and prior to that,        112,173(9)
50                                   Vice President of Education Sales and Marketing, Dell Computer                   1.3%
                                     Corporation.  Also serves as a director of Dick Blick Company.

-----
* Less than 1%

(1) Includes options to purchase 51,000 shares of Common Stock exercisable within 60 days of the Record Date.

(2) Includes options to purchase 93,900 shares of Common Stock exercisable within 60 days of the Record Date.

(3) Includes options to purchase 49,500 shares of Common Stock exercisable within 60 days of the Record Date.

(4) Includes options to purchase 51,000 shares of Common Stock exercisable within 60 days of the Record Date.

(5) Includes options to purchase 36,000 shares of Common Stock exercisable within 60 days of the Record Date.

(6) Includes options to purchase 13,500 shares of Common Stock exercisable within 60 days of the Record Date.

(7) Includes options to purchase 299,155 shares of Common Stock exercisable within 60 days of the Record Date.

(8) Includes options to purchase 172,577 shares of Common Stock exercisable within 60 days of the Record Date.

(9) Includes options to purchase 10,950 shares of Common Stock exercisable within 60 days of the Record Date.

            The business address of Messrs. Manning and Mele is River Drive Center 2, 669 River Drive, Elmwood Park, New Jersey 07407-1361. Mr. Marden's business address is 999 Riverview Drive, Totowa, New Jersey 07512. Mr. Eisenberg's business address is 122 East 42nd Street, New York, New York 10168. Mr. Sindelar's business address is 1000 Milwaukee Avenue, Glenview, Illinois 60025. Mr. Spohler's address is 425 Lexington Avenue, 3rd Floor, New York, New York 10017. Mr. Buchsbaum's address is 1 Dell Way, Round Rock, Texas 78682. The business address of Messrs. Bowen and Friedman is 4200 Parliament Place, Suite 600, Lanham, Maryland 20706.

FAMILY RELATIONSHIPS

            There are no family relationships between any director or executive officer of the Company.

COMPENSATION OF DIRECTORS

            No cash payments have been made to directors for attendance at meetings of the Board or any committee thereof since April, 1985. In September, 1995, stockholders approved the 1995 Non-Employee Directors' Stock Option Plan (the "1995 Directors' Plan"), which provided for the annual, automatic grant of options to non-employee directors. During the year ended March 31, 2000, Messrs. Manning, Buchsbaum, Eisenberg, Marden, Mele and Sindelar were each granted options under the 1995 Directors' Plan to purchase 5,000 shares of the Common Stock. As compensation for his service as a Director, Mr. Spohler would have been granted options under the 1995 Directors Plan. However, as an employee of CIBC Oppenheimer Corp., he is required to transfer to CIBC Oppenheimer compensation such as these options to purchase Common Stock. But Group 1 options under the 1995 Directors' Plan may only be issued to persons then serving as directors and may not be transferred to persons who are not directors. The Company, in lieu of director options, therefore, issued transferable warrants to Mr. Spohler on terms substantially similar to the terms of the options that would otherwise have been issued to Mr. Spohler under the 1995 Directors' Plan.

COMMITTEES AND MEETINGS

            The Bylaws of the Company provide for the Board to appoint an Audit and Compensation Committee. The Compensation Committee's functions include establishing principles for setting executive compensation and reviewing management proposals pertaining to executive compensation, profit sharing and stock options. During the past several fiscal years, the Committee has granted options to employees under and in accordance with the Company's 1995 Incentive Stock Option, Non-Qualified Stock Option and Stock Appreciation Unit Plan (the "1995 Incentive Option Plan"). The members of the Compensation Committee are identified directly below. None of the members of the Compensation Committee has ever been an employee of the Company.

            The Audit Committee assists the Board of Directors in fulfilling its financial oversight responsibilities. The Audit Committee's functions include recommending to the Board the selection of the Company's independent public accountants and reviewing with them the plan, scope and results of their audit of the financial statements and the adequacy of the Company's system of internal accounting controls. In performing its duties, the Audit Committee maintains working relationships with the Board of Directors, Group 1's management and Group 1's external auditors. The Audit Committee is comprised of Messrs. Manning, Marden and Sindelar, each of whom is independent (i.e., not an officer or employee of Group 1 or any of its subsidiaries, and has no relationship with any individual or business which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgement in carrying out the responsibilities of an Audit Committee member).

            During the fiscal year ended March 31, 2000, the Board of Directors of the Company held 6 meetings, the Compensation Committee held 3 meetings and the Audit Committee held 2 meetings. No director, other than Mr. Spohler, attended less than 75% of all meetings of the Board, and no director attended less than 75% of the committees on which such director served during fiscal year 2000.

                       EXECUTIVE OFFICERS AND COMPENSATION

            The Executive Officers of the Company are Robert S. Bowen, Ronald F. Friedman, Stephen R. Bebee, Alan P. Slater, Mark D. Funston, B. Scott Miller, Victor O. Forman and Edward Weiss. The business experience during at least the past five years for Messrs. Bowen and Friedman is set forth under "- Members of the Board Continuing In Office." Mr. Bebee, 46, and Mr. Slater, 45, have both served in executive positions with the Company for more than the past five years. Mr. Funston, 40, has served as the Company's Chief Financial Officer since September, 1996. Prior to that, Mr. Funston was Divisional Chief
Financial Officer for Comsat RSI, a division of COMSAT, Inc. Mr. Miller, 57, has served as Chief Information Officer and prior to that, in executive technology positions in the Company for more than the past five years. Mr. Forman, 55, has served as Vice President, Domestic and International Postal Affairs and Data Quality of the Company, for more than the past five years. Mr. Weiss, 49, has been General Counsel and Secretary of the Company for more than the past five years.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

            The Company has established an executive compensation program based on the following on-going principles and objectives: (i) provide compensation opportunities that will help attract, motivate and retain highly qualified managers and executives, (ii) link executive's total compensation to Company performance and the individual performance of the executive and (iii) provide an appropriate balance between incentives focused on achievement of annual business plans and longer-term incentives linked to increases in shareholder value. To effectuate these principles and objectives, compensation for each of the executives of the Company consists of base salary compensation, annual incentive compensation (based in most cases on profit performance measured against internal profit targets) and stock option grants.

            The compensation programs for executive officers were reviewed by the Compensation Committee for the most recent fiscal year. Grants of options to executive officers are reviewed periodically.

                             Compensation Committee
                             James V. Manning
                             Thomas S. Buchsbaum
                             James P. Marden
                             Charles A. Mele

                           SUMMARY COMPENSATION TABLE


                                                    Annual Compensation                        Long-term Compensation Awards
                                     ------------------------------------------------    -----------------------------------------

                                                                                                                   All other
   Name and Principal Position         Year            Salary               Bonus           Stock Options        Compensation(1)
   ---------------------------       --------        ----------       ---------------    -------------------   -------------------

   Robert S. Bowen                     2000           $369,638         $1,061,960                 --               $ 20,073
   CEO; Director                       1999           $352,698         $  519,300(2)          268,124(3)           $349,875(4)
                                       1998           $269,213         $  231,667                 --               $ 67,593


   Ronald F. Friedman                  2000           $199,495         $  225,161              45,000              $ 13,452
   President;                          1999           $184,810         $  393,155              65,624(3)           $ 13,517
   Director                            1998           $184,105         $   66,085              18,000              $ 79,318(5)


   Mark D. Funston                     2000           $141,275         $  240,763                 --               $  9,650
   Chief Financial Officer             1999           $134,700         $  157,353              15,000              $  9,335
                                       1998           $125,039         $   17,292                 --               $  9,249


   Alan P. Slater                      2000           $186,425         $  164,024              30,000              $ 17,331
   Executive Vice President;           1999           $177,826         $  146,981              23,925(3)           $ 17,442
   General Manager                     1998           $169,018         $   96,594                 --               $  7,511


   Stephen R. Bebee                    2000           $141,595         $  193,022               7,500              $ 10,030
   Executive Vice President;           1999           $135,031         $  135,569              12,690(3)           $  9,922
   General Manager                     1998           $134,646         $   41,859                 --               $ 10,909


(1) Includes Company contributions to Defined Contribution Savings Plan (401(k)), auto allowance and group term life insurance benefits.

(2) Mr. Bowen elected to defer $371,686, $173,100 and $81,083 of bonus compensation in 2000, 1999 and 1998, respectively, in accordance with the Company's deferred compensation plan.

(3) Includes options converted as part of the merger of COMNET and Group 1 in September, 1998 and granted to Messrs. Bowen (43,124), Friedman (43,124), Slater (5,175) and Bebee (690) as a result of the merger.

(4) Includes debt forgiveness on a loan from the Company to Mr. Bowen. On January 23, 1992, the Company entered into a Loan Agreement with Mr. Bowen under which the Company agreed to loan him $235,000. The loan was satisfied in full and canceled in accordance with its terms on July 1, 1998.

(5) Includes interest forgiven on a loan from the Company to Mr. Friedman. This loan, in the original principal amount of $375,000, was satisfied in full by Friedman during Group 1's Fiscal Year 2000.

                     STOCK OPTION GRANTS IN FISCAL YEAR 2000

                                      % OF TOTAL                                      AT 0%          AT 5%         AT 10%
                           #          GRANTED TO     EXERCISE OR                     ANNUAL         ANNUAL         ANNUAL
                        OPTIONS        EMPLOYEES      BASE PRICE     EXPIRATION      GROWTH         GROWTH         GROWTH
        NAME            GRANTED         IN 2000       ($/SHARE)         DATE         RATE($)        RATE($)        RATE($)
        ----            -------         -------       ---------         ----         -------        -------        -------

Robert S. Bowen             ---               ---           ---         ---            $0                 $0            $0

Ronald F. Friedman       45,000            26.30%         $6.67       11/01/09         $0           $283,050      $717,300

Mark D. Funston             ---               ---           ---         ---            $0                 $0            $0

Alan P. Slater           30,000            17.54%         $6.67       11/01/09         $0           $188,700      $478,200

Stephen R. Bebee          7,500             4.38%         $6.67       11/01/09         $0          $  47,175      $119,550

                        OPTION/SAR EXERCISES AND YEAR-END
                                OPTION/SAR VALUES
                              04/01/99 TO 03/31/00


                                                                  Number of Unexercised                Value of Unexercised
                                                                  Options/SARs at FY-End             Options/SARS at FY-End(1)
                                                                  ----------------------             -------------------------

                           Shares Acquired
Name                         on Exercise     Value Realized     Exercisable    Unexercisable       Exercisable      Unexercisable
----                         -----------     --------------     -----------    -------------       -----------      -------------


Robert S. Bowen                52,500            $8,925           290,530         231,187           $2,503,292       $2,805,414

Ronald F. Friedman             45,000           $510,794          160,352         121,647           $1,183,389       $1,506,027

Stephen R. Bebee                None               ---             28,323         25,842            $  349,077       $  330,659

Alan P. Slater                 11,900           $112,844           28,785         60,321            $  342,073       $  758,317

Mark D. Funston                 None               ---             17,850         21,900            $  189,948       $  260,832


(1) These values are based upon the difference between the exercise prices of all options awarded and the closing price of $18.75 per share for Common Stock at March 31, 2000.


                       PERFORMANCE MEASUREMENT COMPARISON

  COMPARISON OF CUMULATIVE TOTAL RETURN OF COMPANY, PEER GROUP AND BROAD MARKET

                     COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                            AMONG COMNET CORPORATION
                    NASDAQ MARKET INDEX AND PEER GROUP INDEX

                                     [CHART]


COMPANY/INDEX/MARKET    1995      1996      1997      1998      1999      2000

Group 1 Software       100.00     98.70     83.50     79.01     83.95    277.64
Peer Group Index       100.00    193.15    108.99    313.76    125.66    290.61
Nasdaq Market Index    100.00    134.51    150.48    227.41    297.18    547.25

                     ASSUMES $100 INVESTED ON APRIL 1, 1995
          ASSUMES DIVIDEND REINVESTED FISCAL YEAR ENDING MARCH 31, 2000

            The chart displayed directly above is presented in response to the requirements of the Securities and Exchange Commission. The industry peer group consisted of Mobius, Inc., Documentum, Inc. and Timberline Software, CP. Stockholders are cautioned against drawing any conclusions from the data contained therein, as past results are not necessarily indicative of future performance. This graph is not intended to forecast or be indicative of future financial performance or performance of the Common Stock.

            The graph and the related disclosure contained in this section of the Proxy Statement should not be incorporated by reference into any prior filings by the Company under the Securities and Exchange Act of 1934 that incorporated future filings or portions thereof (including this Proxy Statement or the Executive Compensation section of this Proxy Statement).

EMPLOYMENT AGREEMENTS

ROBERT S. BOWEN

            The Company and Mr. Bowen, as President and Chief Executive Officer of the Company, are party to an amended and restated employment agreement, dated as of January 28, 1992 (the "Bowen Agreement"). The Bowen Agreement was ratified by Group 1's stockholders at the January 22, 1993 meeting and assumed by the Company as part of the merger of COMNET Corporation with Group 1 Software, Inc., in September, 1998. The Bowen Agreement, as now amended, expires on March 31, 2004. For the current fiscal, Mr. Bowen's total base salary shall be $387,373 per annum. Salary shall be adjusted for the next fiscal year by greater of changes in the area cost of living or the average salary percentage increase for Company employees as part of the annual budget presented to the Board. Effective April 1, 2001, total base salary shall be $400,000, adjusted annually thereafter by the greater of changes in the area cost of living or the average salary percentage increase for Company employees as part of the annual budget presented to the Board.

            The Bowen Agreement also includes an annual incentive. For the current fiscal year ending March 31, 2001, his bonus will equal to 7-1/2% of the first $1,000,000 of consolidated net income of the Company before taxes with certain adjustments as defined, and 10% of such income in excess of $1,000,000; but this bonus payment may not exceed $800,000 in the current year. Also, effective April 1, 2001, his bonus will be calculated based on the amount that consolidated earnings for that year exceed these earnings in the immediately previous year ("earnings growth"). His bonus will equal 7% of the Company's earnings growth up $500,000, 10% of a year's earnings growth from $500,000 to $1,000,000, 14% of a year's earnings growth beyond $1,000,000 up to $1,500,000, and 17% of such earnings above $1,500,000. Bonus compensation is capped at $500,000 starting in the fiscal year ending March 31, 2002 but may be greater in a year if the Compensation Committee determines that special circumstances warrant. Consolidated net income as defined in the Bowen Agreement includes all earnings of the Company and its subsidiaries from any source, subject to certain specified deletions but including gain or loss on the sale of stock or assets of Group 1 and/or a subsidiary. Specified deletions from net income include, among other items, any provision for taxes, any bonus payable under the Bowen Agreement, any excess of interest income from bank and other cash deposits over interest expense from loans or other financing, and any charge to income associated with the exercise of stock options.

            As part of the most recent amendment to the Bowen Agreement, Mr. Bowen has also been granted options to purchase up to 250,000 shares of Common Stock. These options will be issued under the Group 1 1995 Incentive Stock Option Plan, but they are subject the availability of sufficient options under the Plan. Under Proposal Three of this Proxy, shareholders are asked to approve an increase in the number of shares of Common Stock authorized under the Plan.

            If Mr. Bowen's employment with the Company during the term of the Bowen Agreement is terminated because of his disability or death, his base salary and bonus will be prorated through the date of termination. If Mr. Bowen terminates his employment with the Company for any reason other than death or disability or he is discharged by the Company for cause, Mr. Bowen is entitled to his base salary, equitably prorated, and any bonuses earned for any fiscal year prior to the fiscal year in which his termination of employment occurred. If the Company terminates Mr. Bowen's employment without cause, Mr. Bowen is entitled to receive his salary, fringe benefits and bonuses throughout the remaining term of the Bowen Agreement. Upon any termination of

Bowen's employment under the Bowen Agreement, all options held by Bowen to purchase Common Stock will be treated as provided in the instruments or agreements governing such options. The Fee Agreement, dated as of January 28, 1992 between Bowen and Group 1 has been terminated. No payment was earned under this fee agreement during the Company's fiscal year ending March 31, 2000.

RONALD F. FRIEDMAN

            The Company has entered into an employment agreement dated October 31, 1990, with Ronald F. Friedman, a Director, as President and Chief Operating Officer. The agreement, as amended, expires on March 31, 2002 and provides for annual base compensation of $200,000 per annum (adjusted as of May 17, 2000), which may be further adjusted for merit increases upon approval of the Compensation Committee. Under his employment agreement, Mr. Friedman is entitled to receive an annual bonus for the fiscal year ending March 31, 2001 based on a percentage of the profitability of operations under his direction: at 100% achievement of the profit target, Mr. Friedman will earn $160,000; at profit achievement below that profit target, Mr. Friedman will earn pro ratedly less until no bonus will be earned at achievement below 70% of the profit target. If the profit target is exceeded, Mr. Friedman will earn a progressively greater percentage of the profit beyond target, up to a maximum of 9% of profit exceeding target level. The bonus is also based upon satisfactory growth over actual prior year results in the opinion of Group 1's Compensation Committee and Board of Directors.

            If Mr. Friedman retires or becomes totally and permanently disabled, Mr. Friedman shall be entitled to receive all earned but unpaid bonuses and any subsequent bonus installments. In the case of death, all earned but unpaid bonuses and subsequent bonus installments shall be paid promptly in one sum. If Mr. Friedman is terminated for cause or resigns under circumstances which would justify termination for cause, all unpaid bonuses will be forfeited and no longer be payable. If a change in control of Group 1 occurs, Mr. Friedman, at his option, has the right to resign his position with Group 1 and Group 1 will continue to pay his compensation and provide him with employee benefits for one year or until the expiration date of the employment agreement, whichever is the shorter period, and will pay Mr. Friedman, as a lump sum, all earned but unpaid bonuses. In addition, bonuses will be paid on a pro-rata basis for the period through the nearest full fiscal quarter prior to resignation.

BONUS PROGRAMS FOR OTHER EXECUTIVES

            Messrs. Bebee, Forman, Miller, Funston and Slater are entitled to an annual incentive bonus for the fiscal year ended March 31, 2000 to be calculated on the basis of the revenue and profit performance of the Company in the case of Messrs. Miller and Funston, and the revenue and profit performance of their respective business units as compared to internal revenue and profit targets in the case of Messrs. Bebee, Forman and Slater. Mr. Weiss is entitled to an annual bonus for fiscal year ended March 31, 2000 calculated on the basis the Company's profit performance as compared to internal profit targets and the achievement of certain other objectives.

DEFERRED COMPENSATION ARRANGEMENTS

            The Company has adopted a Deferred Compensation Plan by which certain members of senior management have the option of deferring the receipt of amounts of their annual bonus compensation, if any, and/or their base compensation (the "Deferred Compensation Plan"). The Deferred Compensation Plan is intended by the Company to qualify as an unfunded plan for federal income tax purposes and the Employee Retirement Income Security Act (ERISA). The Deferred Compensation Plan is administered by the Company. The expenses associated with the establishment and administration of the Deferred Compensation Plan are borne by the Company. Any expenses, however, of implementing any investment option selected by a participant are charged against that participant's account.

            The portion of compensation that is deferred, is paid into a trust designated solely to administer the Deferred Compensation Program. Currently, Messrs. Bowen and Miller participate in the Deferred Compensation Plan.

EXECUTIVE SUPPLEMENTARY BENEFITS

            The Company provides certain of its executive officers with group health insurance and disability insurance policies that are not available to all salaried employees. These supplementary benefits to such executive officers are limited to the cost of the premiums for the coverage. The aggregate cost is less than $25,000 per year for each covered executive officer.

INDEMNIFICATION AGREEMENTS; DIRECTORS AND OFFICERS LIABILITY INSURANCE

            INDEMNIFICATION AGREEMENTS. Each current member of the Board of Directors is signatory to an indemnification agreement (the "Indemnification Agreement") with the Company. Each Indemnification Agreement provides that the Company shall indemnify the director or officer who is a party to the agreement (an "Indemnitee") if he was or is a party to or threatened to be made a party to any threatened, pending or completed action, suit or proceeding (except a derivative proceeding) by reason of the fact that he is or was a director or officer of the Company, or is or was serving at its request in certain capacities for another entity, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement (if such settlement is approved in advance by the Company) incurred in connection with such actions, suits or proceedings. The indemnification is limited to instances where the Indemnitee acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful. With respect to derivative proceedings, the Indemnification Agreement provides indemnification similar to that provided in the Indemnification Agreement for non-derivative proceedings discussed above, except that indemnification is allowed only to the extent determined to be fair and reasonable by the court.

            The Indemnification Agreement provides that if a director or officer is entitled to indemnification for some or a portion of the expenses, judgments, fines or penalties actually or reasonably incurred by him in the investigation, defense, appeal or settlement of any civil or criminal action, suit or proceeding, the Company shall nevertheless indemnify him to the extent to which he is entitled. By the terms of the Indemnification Agreement, its benefits are not available for expenses or liabilities paid directly to the Indemnity under a policy of officers' and directors' insurance maintained by the Company or in several other instances such as if a court determines that each material assertion made by the Indemnitee in that proceeding was not made in good faith or was frivolous, or if the claim arises from the purchase and sale by the Indemnitee of securities in violation of Section 16(b) of the Exchange Act, or similar successor statute.

            DIRECTORS AND OFFICERS LIABILITY INSURANCE. The Company currently maintains a Directors and Officers liability policy with an aggregate limit of liability of $10,000,000. Deductibles under this policy range from $5,000 per officer or director for each claim to $50,000 in the aggregate for certain covered claims. This policy does not cover, among other matters, dishonest, fraudulent, or criminal behavior.

401(k) PLAN

            In January, 1994, the Company adopted the Group 1 Software, Inc. and Subsidiaries 401(k) Retirement Savings Plan and Trust (the "401(k) Plan"). The 401(k) Plan provides for a contribution to be made by the Company and its subsidiaries out of current operating earnings based upon the contributions made by participating employees. All employees of the Company or its subsidiaries who have been employed for at least three months are eligible to participate in the 401(k) Plan. Participants in the 401(k) Plan may contribute from 1% to 15% of their compensation from the Company or its subsidiary (up to a limit of $10,500) in a calendar year. The Company or the relevant subsidiary will make contributions to an employee's 401(k) Plan account equal to the sum of the following: (i) $.75 for each $1.00 a participant contributes up to 2% of the participant's compensation, (ii) $.50 for each $1.00 the participant contributes for the next 2% of the participant's compensation and (iii) $.25 for each $1.00 the participant contributes for the next 2% of the participant's compensation. Participants are 100% immediately vested in the Company's contributions and their own contributions, and earnings thereon.

                               CERTAIN TRANSACTION

            The Company has used the services of Great Northern Brokerage Corporation ("Great Northern") of New York, New York to obtain directors and officers liability insurance coverage for the current fiscal year. A description of this coverage is set out above in "Executive Officers and Compensation -- Indemnification Agreements; Directors and Officers Liability Insurance."
Richard H. Eisenberg, a director of the Company, is also President of Great Northern. The Company's payment for this coverage is $143,000 - which includes compensation to Great Northern for its services that does not exceed $5,000.
The Company has confirmed that the payments to the carrier and Great Northern are competitive.

                                  PROPOSAL TWO

 AMENDMENT TO CERTIFICATE OF INCORPORATION OF GROUP 1 TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF GROUP 1 COMMON STOCK FROM 14,000,000 SHARES TO 50,000,000
                                     SHARES


            The Board recommends that stockholders approve the proposed amendment to the Company's Certificate of Incorporation to increase the number of shares of Common Stock that the Company is authorized to issue, to an aggregate of 50,000,000 shares, from an aggregate of 14,000,000 shares that is currently authorized in the Certificate. The Company's Certificate currently also provides for an aggregate of 1,200,000 shares of Preferred Stock. No change is proposed to the current level of authorized shares of Preferred Stock. As of the Record Date, 6,004,400 shares of Common Stock were issued and outstanding, and 2,622,780 additional shares of Common Stock were reserved for issuance upon exercise of outstanding stock options, and for issuance of shares under the Company's Plans.


            CERTIFICATE AS AMENDED. Upon the effectiveness of the proposed amendment, Article Fifth of the Company's Certificate will read in its entirety as follows:

            "FIFTH. The corporation shall have the authority to issue the following classes of stock:

            (1) a total of 50 million (50,000,000) shares of Common Stock, each of such shares having a par value of $.50 per share; and

            (2) a total of one million, two hundred thousand (1,200,000) shares of Preferred Stock, each of such shares having a par value of $.25 per share to be issued (i) in such series and with such designations, powers, preferences, rights, and such qualifications, limitations or restrictions thereof as the Board of Directors shall fix by resolution or resolutions which are permitted by Section 151 of the Delaware Corporation Law for any such series of Preferred Stock, and (ii) in such number of shares in each series as the Board of Directors shall fix by resolution or resolutions, provided that the aggregate number of all shares of Preferred Stock issued does not exceed the number of shares of Preferred Stock authorized hereby."


            No other amendment to the Company's Certificate is proposed in this Proxy Statement. If the proposed amendment is adopted, it will become effective upon the filing of the proposed amendment with the Delaware Secretary of State.


            The Common Stock, including the additional shares proposed for authorization under this Proposal, do not have preemptive or similar rights, which means that current stockholders do not have a prior right to purchase any new issue of capital stock of the Company in order to maintain their proportionate ownership thereof. Thus, the issuance of additional shares of Common Stock might dilute, under certain circumstances, the ownership and voting rights of existing stockholders. Each of the additional authorized shares of Common Stock will have the same rights and privileges as the currently authorized Common Stock. If the proposed amendment is approved, the Board of Directors would be able to authorize the issuance of shares of Common Stock without the necessity, and related costs and delays, of either calling a special stockholders' meeting or waiting for the next regularly scheduled meeting of the stockholders in order to increase the authorized shares of Common Stock.

            On February 17, 1999, the Company effected a three-for-two stock split in the form of a 100% stock dividend, which utilized a substantial portion of the currently authorized 14,000,000 shares of Common Stock. The Board of Directors of the Company believes that it is advisable and in the best interests of the Company to have available additional authorized but unissued shares of Common Stock in an amount adequate to provide for the future needs of the Company. The increase in authorized Common Stock will not have any immediate effect on the rights of existing stockholders. However, the additional shares will be available for issuance from time to time by the Company, in the discretion of the Board of Directors, without further authorization by vote of the stockholders unless such authorization is otherwise required by applicable law or regulation.


            The shares of Common Stock proposed for authorization under this Proposal may be issued for any proper corporate purpose, including, without limitation: acquiring other businesses or technologies in exchange for shares of the Company's Common Stock; entering into joint venture arrangements with other companies in which Common Stock or the right to acquire Common Stock are part of the consideration; stock splits or stock dividends; raising capital through the sale of Common Stock; attracting and retaining valuable employees by the issuance of additional stock options or use of stock-based plans; issued upon the exercise of the rights to be granted pursuant to the Stockholders Protection Rights Agreement adopted by the Board of Directors in 1999. At the present, the Board has no current plans to use any Common Stock for any of these purposes. In addition, the availability of additional Common Stock, as well as the authorized and unissued shares of preferred stock, could be used in the event of an unsolicited attempt or proposal to acquire control of the Company to deter such efforts to gain control of the Company through the sale shares of Common Stock or preferred stock. The Company's Board of Directors could also establish voting rights for preferred stock that would be greater than the voting rights for Common Stock. And, shares of Common Stock could be issued pursuant to the terms of the Stockholders Protection Rights Agreement. The effect of such potential issuances may be to discourage the acquisition of, or proposal to acquire, a controlling interest in the Company possibly at prices that could otherwise exceed the Common Stock's market price and could also serve to maintain management and the Company's Board of Directors in their positions of control. See - "Election of Directors " for a discussion of the possible anti-takeover effect of the classification of the Company's directors into three classes.



            Both the non-employee director and the employee stock option plans of Group 1 provide that upon a change of control, as defined in those plans, all outstanding options become immediately exercisable. Further, Mr. Friedman has under his employment agreement an option to resign his position with the Company and to receive compensation for up to one year after his resignation upon a change of control as defined in his agreement. See "Proposal Three - The 1995 Incentive Plan - Terms and Conditions of Grants" and "Executive Compensation - Employment Agreements - Ronald F. Friedman".



            The amendment to the Company's Certificate is not proposed as result of knowledge by the management of the Company of any specific effort to accumulate Group 1's securities or to obtain control of the Company by means of merger, tender offer, solicitation in opposition to management or otherwise.



            The Company has no current plans or proposals to adopt other provisions or to enter into other arrangements that may have material anti-takeover effects.



            The affirmative vote of a majority of the outstanding shares of Common Stock and Preferred Stock entitled to vote at the Annual Meeting is required for approval of this amendment to the Restated Certificate to increase the Company's authorized shares of Common Stock.

RECOMMENDATION OF THE BOARD OF DIRECTORS CONCERNING THE AMENDMENT TO THE CERTIFICATE TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED TO BE ISSUED

            AN AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK AND PREFERRED STOCK WILL BE REQUIRED TO APPROVE THE PROPOSED AMENDMENT TO THE COMPANY'S CERTIFICATE. AS A RESULT, ABSTENTIONS AND BROKER NON-VOTES WILL HAVE THE SAME EFFECT AS NEGATIVE VOTES. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT TO THE COMPANY'S CERTIFICATE.

                                 PROPOSAL THREE

            APPROVAL OF THE AMENDMENT TO THE COMPANY'S 1995 INCENTIVE
  STOCK OPTION, NON-QUALIFIED STOCK OPTION AND STOCK APPRECIATION RIGHTS PLAN
     TO INCREASE BY 300,000 SHARES THE NUMBER OF SHARES SUBJECT TO THE PLAN

            The Board recommends to the stockholders that they approve the proposed amendment to the 1995 Incentive Option Plan, a copy of which is attached hereto as Exhibit A. The 1995 Incentive Option Plan currently provides for up to 1,200,000 shares of Common Stock for issuance upon the exercise of options and stock appreciation rights granted under that Plan. As of the Record Date, 343,875 shares of Common Stock remained available under the Plan. The 1995 Incentive Option Plan has a term of ten years - extending to September, 2005. At the 1999 annual meeting, the shareholders approved an additional 300,000 shares of Company stock to be subject to the 1995 Incentive Option Plan. The current level of authorization under the 1995 Incentive Option Plan is expected to be inadequate to deal with future grants under that Plan over the remaining five years of the Plan. Accordingly, the Board of Directors of the Company considers it advisable to increase by 300,000 shares the share authorization under the 1995 Incentive Option Plan. The increased share authorization will afford the ability, if and when appropriate circumstances arise, to issue grants under that Plan suitable, in the determination of the Compensation Committee, which Committee administers the Plan. The following further describes the 1995 Incentive Option Plan.

THE 1995 INCENTIVE OPTION PLAN

            The purpose of the 1995 Incentive Option Plan is to advance the growth and development of the Company by affording an opportunity to the officers and other employees (whether full-time or otherwise) of the Company or a subsidiary to purchase in shares of the Company's stock and/or to receive cash or stock distribution representing increases in the value of the Company's stock. The acquisition of such stock by such employees and/or the payment of cash distributions to such employees, who contribute to the Company's success, provide the continuing incentive for them to promote the best interest of the Company and induces them to continue their employment with the Company or a subsidiary. Finally, the 1995 Incentive Option Plan enhances the ability of the Company or a subsidiary to attract competent personnel to enter its employ.

                      OPTIONS GRANTED TO EXECUTIVE OFFICERS
              (AS OF RECORD DATE) UNDER 1995 INCENTIVE OPTION PLAN


                                                                                                 Value
            Name                Number of Options             Exercise Price(s)                (7/17/00)
            ----                -----------------             -----------------                ---------

Robert S. Bowen                    243,750(1)+                   $6.67                        $2,457,000
                                   250,000                       16.75
Ronald F. Friedman                  22,500                       $5.53                          $252,450
                                    18,001                       $6.00                          $193,511
                                    60,000                       $6.67                          $604,800

Mark D. Funston                     15,000                       $5.33                          $171,300
                                    24,750                       $8.67                          $199,980

Alan P. Slater                      18,750                       $5.33                          $214,125
                                    15,000                       $6.00                          $161,250
                                    41,250                       $6.67                          $415,800

Stephen R. Bebee                    19,500                       $5.53                          $218,790
                                    15,000                       $6.00                          $196,250
                                     7,500                       $6.67                           $75,600

B. Scott Miller                      4,800                       $5.53                           $53,856
                                     9,000                       $6.67                          $908,720

Victor O. Forman                     6,000                       $5.53                           $67,320

Edward Weiss                         6,000                       $5.53                           $67,320
                                     3,750                       $6.67                           $37,800
                                     -----

TOTAL                              530,551



(1)+On July 17, 2000, Mr. Bowen was granted under the 1995 Group 1 Incentive Option Plan, options to purchase 250,000 shares of Common Stock at an exercise price of $16.75 per share. This grant, however, is subject to the availability of sufficient options under the Plan. Under this Proposal Three, shareholders are being asked to approve an increase in the number of shares of Common Stock authorized under the Plan.



            As of the Record Date, 942,700 options to purchase Common Stock had been granted to all Company employees, including current officers who are not executive officers. The closing price for the Common Stock was $16.75 per share on the Record Date.


            The following is a brief description of the principal provisions of the 1995 Incentive Option Plan and is qualified in its entirety by the 1995 Incentive Option Plan included herewith as Exhibit A.

            The 1995 Incentive Option Plan authorizes the grant of incentive stock options ("ISOs") under Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"), non-qualified stock options ("Non-Qualified Stock Options"), and stock appreciation rights units ("Stock Units") redeemable at the discretion of the Company for cash or stock or a combination thereof. Only employees of the Company or employees of the Company's subsidiaries are eligible for options under the Plan. The Plan reserves currently 1,200,000 shares for issuance upon the exercise of options granted and for issuance upon redemption of Stock Units granted under it. Upon adoption of the proposed amendment, that issuance level would be raised to 1,475,000 shares. No other amendment to the 1995 Incentive Option Plan is proposed in this proxy statement.

            ADMINISTRATION AND ELIGIBILITY. The 1995 Incentive Option Plan is administered by the Company's Compensation Committee appointed by the Company's Board of Directors. The 1995 Incentive Option Plan authorizes the grant of options with an exercise price equal to 100% of the fair market value of the shares of Common Stock on the date the options are granted. Only those officers and employees of the Company designated by the Compensation Committee are eligible to participate in the 1995 Incentive Option Plan.

            The 1995 Incentive Option Plan precludes the issuance of ISOs to individuals owning stock possessing more than ten percent of the total combined voting power of all classes of stock in the Company, its subsidiaries, and any parent it may subsequently have. Options to purchase Common Stock are not included in determining whether a person is a ten percent or more stockholder. To the knowledge of the Company, no person otherwise eligible to receive ISOs holds or owns ten percent or more of the total combined voting power of all classes of stock.

            TERMS AND CONDITIONS OF GRANTS. The Options contain such terms as the Compensation Committee determines including the term and installments, if any, during which the options may be exercised. The 1995 Incentive Option Plan provides that options may be exercised not later than six months after the date of termination of employment except in the event of the termination of employment by the Company for cause, in which event the options will be revoked upon termination of employment.

            In the event of the termination of employment as a result of the disability of the optionee, however, the options will be exercisable for a period of twelve months following such termination. The options may not be transferred other than by will or the laws of descent and distribution.

            The 1995 Incentive Option Plan permits optionees to pyramid and to surrender to the Company already-owned shares of the Common Stock, valued at the fair market value on the date of exercise, in full or partial payment of the exercise price.

            The 1995 Incentive Option Plan provides for the acceleration of the vesting and redemption of stock units and stock options upon the occurrence of any of the following events and approval of the acceleration by the Compensation
Committee: (i) the commencement of a bona fide "tender offer", other than by the Company, acceptable to the Board for the shares of the Company as provided under Rule 14d-2 promulgated under the Securities Exchange Act of 1934, as amended, or any subsequent comparable federal rule or regulation governing tender offers;
(ii) a successful tender offer not previously approved by the Board resulting in a change of control of the Board; (iii) the Company's execution of an agreement concerning the sale of substantially all of its assets (other than to a subsidiary in a mere corporate restructuring); (iv) the Company's adoption of a plan of dissolution or liquidation; or (v) the Company's execution of an agreement concerning a merger or consolidation involving the Company in which the Company is not the surviving corporation or if, immediately following such merger or consolidation, less than fifty percent (50%) of the surviving corporation's outstanding voting stock is held by persons who were stockholders of the Company immediately prior to such merger or consolidation. The options shall be fully exercisable regardless of whether the tender offer is successful, regardless of whether the dissolution or liquidation is consummated, and regardless of whether the other corporation which is the surviving corporation in a merger or consolidation shall adopt and maintain any plan under which options are granted to holders of outstanding options. If the agreement concerning the sale of substantially all of the Company's assets or the agreement concerning a merger or consolidation is not consummated by the parties, then the options not exercised prior to a formal determination by the Company's Board of Directors that the contemplated transaction will not be consummated shall, on and after the date of such determination, be subject to the exercise restrictions set forth in the respective option agreements. Under the accelerated vesting provisions of the 1995 Incentive Option Plan, the Board of Directors cannot prevent accelerated vesting of options upon a triggering event.

            CERTAIN TAX MATTERS. The following is a summary, and does not purport to be a complete description, of certain federal income tax aspects of the 1995 Incentive Option Plan and transactions thereunder. Furthermore, no information is given with respect to any state, local, or foreign taxes which may be applicable.

            Under the 1995 Incentive Option Plan, an optionee does not recognize any taxable income at the time of the grant of an ISO. Furthermore, in general, the optionee does not recognize income on the exercise of an ISO. However, if the option is exercised by an individual who has terminated his or her employment more than three months prior to the exercise of the ISO, the individual will be taxed on the difference between the fair market value of the stock and the amount paid for the stock. While the exercise of an ISO does not generally result in current taxable income, the same does not hold true for purposes of the Alternative Minimum Tax ("AMT"). Upon the exercise of an ISO, the optionee must recognize for AMT purposes the difference between the exercise price of the option and the fair market value of the stock received.

            An employee who disposes of stock, acquired through the exercise of an ISO, will recognize long-term capital gain equal to the excess of the sale price over the price paid for the stock if such sale does not occur within (A) two years after the option is granted, and (B) one year after the stock is acquired. In this case, the Company will not receive a deduction for compensation expense. If, however, the employee disposes the stock prior to the aforementioned holding periods, then the employee will have ordinary income equal to the lesser of: (i) the difference between the option exercise price and the fair market value of the stock on the date the option was exercised or (ii) the difference between the option exercise price and the fair market value of the stock on the date of sale or exchange. Any additional gain attributed to the sale will be considered capital gain. The amount so recognized as ordinary income to the employee will be deductible to the Company as compensation expense.

            If the exercise of an ISO is made by delivery of shares of Common Stock (acquired pursuant to the 1995 Incentive Option Plan) in payment of the option price, the shares delivered are deemed to be exchanged in a tax-free transaction provided that such shares were not delivered prior to (A) two years after the option had been granted, and (B) one year after the stock had been acquired. If stock is used to exercise an option, but is delivered prior to the expiration of the aforementioned holding periods, the employee will have ordinary income equal to the difference between the fair market value of the stock on the date acquired, and the price paid to exercise the option. In addition, the employee will recognize capital gain income equal to the difference between the fair market value of the stock when acquired, and the fair market value of the newly issued stock received. The Company will be able to take a compensation expense deduction for the amount recognized by the employee as ordinary income.

            With respect to Non-Qualified Stock Options, the optionee does not recognize taxable income, and the Company is not entitled to a deduction, upon the grant of such options. Upon exercise of such options, the optionee recognizes ordinary income in an amount equal to the amount by which the fair market value of each share of Common Stock on the date of exercise exceeds the option price. The amount so recognized as income is deductible by the Company. Upon any subsequent sale of shares by an optionee, the optionee's basis in the shares purchased for determining gain or loss is the fair market value on the date of exercise, if such shares were acquired for cash. If the exercise of the option is made by delivery of shares of Common Stock in payment of the option price, the shares delivered are deemed to be exchanged in a tax-free transaction for the equivalent number of new shares of Common Stock. Such equivalent number of new shares have the same basis and holding period as the shares exchanged.

            The number of shares received in excess of the number of shares delivered is included in the optionee's income at the fair market value thereof at the time of exercise. Any gain or loss recognized upon the sale or other disposition of these shares will be capital gain or loss, either long-term or short-term depending upon the holding period of the shares (which begins on the date the optionee recognizes income with respect to such shares, except for the shares deemed to be received in a tax-free transaction as described above).

            Any payment received for the redemption of Stock Units is compensation income to the employee and a compensation deduction to the employer.

            The foregoing is not to be considered as tax advice to any persons who may be optionees, and any such persons are advised to consult their own tax counsel.

RECOMMENDATION OF THE BOARD OF DIRECTORS CONCERNING
THE AMENDMENT TO THE 1995 INCENTIVE OPTION PLAN.


            AN AFFIRMATIVE VOTE OF A MAJORITY OF THE OUTSTANDING SHARES OF VOTING SECURITIES PRESENT AND VOTING AT THE MEETING IS REQUIRED FOR APPROVAL. THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE AMENDMENT TO THE 1995 INCENTIVE OPTION PLAN.

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

            PricewaterhouseCoopers, L.L.P. ("PWC" and its predecessor, Coopers & Lybrand, L.L.P.) has audited the Company's financial statements for the fiscal years ending March 31, 2000, 1999 and 1998. A representative of PWC is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he desires to do so and is expected to be available to respond to appropriate questions.

                             SHAREHOLDERS' PROPOSALS

            If shareholders wish to submit a proposal for inclusion in the Company's proxy materials for the 2001 Annual Meeting of shareholders, the Company must receive such proposals at its principal executive office at 4200 Parliament Place, Suite 600, Lanham, Maryland 20706-1844, Attention: Edward Weiss, Secretary, no later than May 15, 2001.

            In addition, if shareholders wish to bring a proposal before the 2001 Annual Meeting of shareholders but do not wish to have such proposal included in the Company's proxy statement for that meeting, the shareholder must give the Company written notice of such proposal(s) at the address set forth in the preceding paragraph, on or before June 15, 2001 in order for such proposal(s) to be considered timely. The persons designated as proxies in connection with the 2001 Annual Meeting will have discretionary voting authority with respect to any shareholder proposal(s) not received timely.

            Each proposal submitted should include the full and correct name and address of the shareholder(s) making the proposal, the number of shares beneficially owned and their date of acquisition. If beneficial ownership is claimed, proof thereof should also be submitted with the proposal. The shareholder or his or her representative must appear in person at the annual meeting and must present the proposal, unless he or she can show good reason for not doing so.

                             SOLICITATION PROCEDURES

            Officers and regular employees of the Company, without extra compensation, may solicit the return of proxies by mail, telephone, Internet, telegram and personal interview. Certain holders of record such as brokers, custodians and nominees, are being requested to distribute proxy materials to beneficial owners and to obtain such beneficial owner's instructions concerning the voting of proxies. The cost of solicitation of proxies (including the cost of reimbursing banks, brokerage houses, and other custodians, nominees and fiduciaries for their reasonable expenses in regard to the proxy soliciting materials) will be paid by the Company.

                                  MISCELLANEOUS

            Management does not intend to present any other matters at the Annual Meeting. If other matters are properly presented at the Annual Meeting, the persons named as proxies will vote them in accordance with their best judgment.

            Where information contained in this Proxy Statement rests particularly within the knowledge of a person other than the Company, the Company has relied upon information furnished by such person or contained in filings made by such person with the Securities Exchange Commission.

                                  By Order of the Board of Directors

                                  Edward Weiss
                                  Secretary


Dated: July 21, 2000

                                                                       EXHIBIT A

                             GROUP 1 SOFTWARE, INC.
                             INCENTIVE STOCK OPTION,
                         NON-QUALIFIED STOCK OPTION AND
                          STOCK APPRECIATION UNIT PLAN


            Group 1 Software, Inc., a Delaware corporation (f/k/a COMNET Corporation) (hereinafter referred to as the "Company"), adopted and established a non-qualified stock option and stock appreciation incentive unit plan (the "Plan") for its officers and other key employees (whether full-time or otherwise) effective as of September 12, 1995, the date it was approved by the Company's shareholders at their annual meeting, and amended by the Company's shareholders at their annual meeting on September 23, 1999.

            The provisions of the Plan are set forth below:


                                   SECTION ONE

                       DESIGNATION AND PURPOSE OF THE PLAN


            A. Designation. This document is designated the "GROUP 1 SOFTWARE, INC. INCENTIVE STOCK OPTION, NON-QUALIFIED STOCK OPTION AND STOCK APPRECIATION UNIT PLAN" (hereinafter referred to as the "Plan").

            B. Purpose. The purpose of the Plan is to advance the growth and development of the Company by affording an opportunity to the officers and other employees (whether full-time or otherwise) of the Company or a Subsidiary to invest in shares of the Company's Stock and/or to receive a cash or Stock distribution representing increases in the value of the Company's Stock. The acquisition of such Stock by such employees and/or the payment of cash distributions to such employees, who contribute to responsible for the Company's success, provides a continuing incentive for them to promote the best interests of the Company and induces them to continue their employment with the Company or a Subsidiary. Finally, the Plan will enable the Company or a Subsidiary to attract competent personnel to enter its employ.


                                   SECTION TWO

                                   DEFINITIONS

            The following definitions shall be applicable to the terms used in the Plan:

            A. "Code" means the Internal Revenue Code of 1986, as presently in effect or as hereafter amended.

            B. "Committee" means the Compensation Committee appointed to administer the Plan pursuant to Section Four.

            C. "Company" means COMNET Corporation, a Delaware corporation.

            D. "Eligible Individual" means any officer or other key employee (whether full-time or otherwise) of the Company or a Subsidiary. Options and Stock Units may be granted under the Plan only to such officers and other key employees (whether full-time or otherwise) of the Company or a Subsidiary.

            E. "Incentive Stock Option" shall mean an option granted under this Plan that meets the requirements of Code Section 422.

            F. "Incentive Stock Option Plan" shall mean that part of the Plan the provisions of which are specifically designated as relating solely to Incentive Stock Options as well as those provisions of the Plan which relate to Options generally or to both Options and Stock Units.

            G. "Non-Qualified Stock Option" means any options granted under the Plan that are not Incentive Stock Options.

            H. "Non-Qualified Stock Option Plan" shall mean that part of the Plan the provisions of which are specifically designated as relating solely to Non-Qualified Stock Options as well as those provisions of the Plan which relate to Options generally or to both Options and Stock Units.

            I. "Option" shall mean an Incentive Stock Option and a Non-Qualified Stock Option granted under this Plan to purchase authorized but unissued or treasury shares of the Company's Stock.

            J. "Participant" means any Eligible Individual who is granted an Option or Stock Unit as provided in this Plan, and shall also mean the successor in interest, if any, of a deceased Eligible Individual.

            K. "Plan" shall mean the Group 1 Software Incentive Stock Option, Non-Qualified Stock Option and Stock Appreciation Unit Plan as set forth in this document, and as hereafter amended, the provisions of which, unless otherwise designated, form a part of each of the incentive Stock Options Plan, the Non-Qualified Stock Option Plan, and the Stock Appreciation Unit Plan.

            L. "Redemption Date" for a Stock Unit shall be the earlier of (i) the date so designated in the written instrument granting the Stock Unit, which shall in no event be earlier than the first anniversary of the date of grant of the Stock Unit (except as otherwise expressly provided herein) nor later than the tenth anniversary of the date of grant of the Stock Unit; (ii) the date of the death of the Participant to whom the Stock Unit was granted; or (iii) the date which is the first day of the sixth month following the termination of employment of the Participant to whom the Stock Unit was granted if such termination of employment is due to "total disability" of the Participant. If the termination of employment is due to any other cause which the Committee, in its sole discretion, determines should permit a redemption rather than a forfeiture of outstanding vested Stock Units, the redemption rules of Section Twelve A shall apply.

            M.  "Stock" means the Common Stock of the Company.

            N. "Stock Appreciation Unit Plan" shall mean that part of the Plan the provisions of which are specifically designated as relating solely to Stock Units as well as those provisions of the Plan which relate to both Stock Units and Options.

            O. "Stock Unit" means a stock appreciation incentive unit granted to a Participant by the Committee under this Plan.

            P. "Subsidiary" shall mean an affiliate controlled by the Company, directly or indirectly, through one or more intermediaries, subject to Section Twelve(A)(vi), below.

            Q. "Vesting Date" for a Stock Unit shall mean the date or dates upon which all or any portion of the Stock Units shall become non-forfeitable in the event of the subsequent total disability or death of the participant or in the event of the termination of employment of the Participant for other causes approved by the Committee.

            R. Wherever appropriate, words used in this Plan in the singular may mean the plural, the plural may mean the singular, and the masculine may mean the feminine or neuter.

                                  SECTION THREE

                 STOCK SUBJECT TO STOCK OPTIONS AND STOCK UNITS


            Subject to the adjustment provided in Section Ten, the total number of shares of Stock which may be delivered to all participants upon the exercise of all Options granted under this Plan, shall not exceed 1,200,000 and the total number of shares of Stock which may be so issued may be increased only by a resolution adopted by the Board of Directors of the Company and approved by the stockholders of the Company. Shares delivered under this Plan upon the exercise of an Option shall be fully paid and non-assessable. Subject to the adjustment provided in Section Ten, the total number of Stock Units which may be issued by the Committee to all Participants under this Plan shall not exceed 100,000 and the total of such Stock Units may be increased only by a resolution adopted by the Board of Directors of the Company and approved by the stockholders of the Company. Such Stock may either be authorized and unissued or treasury stock. Subject to the adjustment provided in Section Ten, the total number of Shares of Stock which may be issued by the Committee in redemption of Stock Units to all Participants under the Plan shall not exceed 75,000 shares and the total number of shares of Stock which may be so issued may be increased only by a resolution adopted by the Board of Directors of the Company and approved by the stockholders of the Company.


                                  SECTION FOUR

                           ADMINISTRATION OF THE PLAN

            A. Appointment of Committee. The Board of Directors shall appoint a Compensation Committee (the "Committee") which shall consist of not less than three (3) members of such Board of Directors, none of whom is, or has been during the one (1) year period prior to his appointment, an Eligible Individual, who shall not be eligible during the period of service on the Committee. In addition, the Board of Directors may designate a member of the Committee to act as Chairman of the Committee. The Board of Directors, in its sole discretion, may at any time, remove any member of the Committee and appoint a director to fill any vacancy on the Committee. No individual may participate as a member of the Committee in the administration of this Plan if he shall have been eligible to receive a grant of an award of any options or stock appreciation rights of the Company or any of its affiliates (as that term is used in SEC Rule 16b-3) under this Plan or any other discretionary plan of the Company or its affiliates (as that term is used in SEC Rule 16b-3) at any time within one year prior to serving on the Committee.

            B. Committee Meetings. The Committee shall hold its meetings at such times and places as are specified by the Committee. A majority of the Committee shall constitute a quorum. All actions of the Committee shall be taken by a majority of a quorum present at the meeting duly called by any member of the Committee; provided, however, that any action taken by a written document signed by a majority of the Committee members shall be as effective as actions taken by the Committee at a meeting duly called and held.

            C. Committee Powers. Subject to the terms and provisions of this Plan, the Committee shall have full power and authority to (i) designate the Eligible Individuals to whom Options or Stock Units shall be granted, (ii) determine the number of Options and/or Stock Units to be granted to each Participant, (iii) determine the Redemption Date of any Stock Units and the Vesting Date for any Stock Units, (iv) determine whether a vested Stock Unit shall be redeemed for cash or for Stock or for a combination of cash and Stock,
(v) determine the purchase price to be paid for each share of Stock deliverable upon the exercise of any Options, which shall be at least equal to the fair market value of a share of Stock at the time the Option is granted, (vi) determine the period during which an Option may be exercised, which period may not (except as otherwise expressly provided herein commence prior to the first anniversary of the date of grant of the Options nor extend beyond the tenth anniversary of the date of grant of the Options, (vii) establish the provisions of Non-Qualified Options to avoid such Options being deemed to constitute incentive stock options under Section 422 of the Code and regulations thereunder, including but not limited to extending the terms of Non-Qualified Options to a term not to exceed ten years and seven days and (viii) determine any other conditions to which the exercise of an Option shall be subject, including, subject to the provisions of Section Twelve, the effect upon an Option of the termination of employment or death of a Participant. The Committee shall have all rights, powers and authority necessary or appropriate to administer this Plan in accordance with its terms, including, without limitation, the power to make binding interpretations of this Plan and to resolve all questions (whether express or implied) arising thereunder. The Committee may prescribe such rules and regulations for administering this Plan as the Committee, in its sole discretion, deems necessary or appropriate.

                                  SECTION FIVE

                            SELECTION OF PARTICIPANTS

            In determining which Eligible Individuals shall be granted Options and/or Stock Units, the Committee shall evaluate, inter alia, (i) the duties and responsibilities of the Eligible Individuals, (ii) their past and prospective contributions to the success of the Company, (iii) the extent to which they are performing and will continue to perform valuable services for the benefit of the Company, and (iv) such other factors as the Committee deems relevant.

                                   SECTION SIX

                       ISSUANCE OF OPTIONS AND STOCK UNITS

            A. Form of Options and Stock Units. Subject to the provisions of this Plan, each group of Options and/or Stock Units granted to a Participant shall be set forth in a written instrument upon such terms and conditions as the Committee determines. The Redemption Date of any Stock Unit and the Vesting Date of any Stock Unit shall be set forth in such written instrument. Each such instrument shall incorporate the provisions of this Plan by reference.

            B. Date of Grant of Stock Units and Options. The date of grant for a Stock Unit shall be the date on which the Stock Unit instrument was issued to the Participant and for an Option shall be the date such options were granted by the Committee.

            C. Delivery of Shares on Exercise of Option. Except as otherwise expressly provided herein, no Option may be exercised prior to the first anniversary of the date of grant of the Option. Upon exercise of any Option, or any portion thereof, the Committee shall deliver to the Participant such number of shares of Stock as the Participant elects to purchase, as soon as practicable after the Committee receives (i) written notice of such exercise under and pursuant to the terms and conditions of the applicable Option document and (ii) the full purchase price for such shares which shall be paid in cash or shares of stock, or a combination thereof. The Participant shall be entitled to pyramid the shares received upon exercise of Options by simultaneously delivering such shares of stock in payment of the purchase price of shares subject to additional Options; any share delivered in payment of the exercise price must have been held of record by the Optionee for a least six months or such other period as may be required to avoid any adverse effect on the financial position of the Company or a Subsidiary as a result of incurring compensation expense or otherwise. Such shares, which shall be fully paid and non-assessable upon the issuance thereof, shall be represented by a certificate or certificates registered in the name of the Participant and stamped with any appropriate legend.

                                  SECTION SEVEN

                      VESTING AND REDEMPTION OF STOCK UNITS

            A. Vesting. The amount to be paid in redemption of any Stock Unit as of the Redemption Date of such Stock Unit shall be equal to the percentage of the "Stock Unit Value" of the Stock Unit in which the Participant has a vested interest as of the Redemption Date. The Committee may, in its discretion, issue Stock Units to a participant in which the Participant has an immediate fully vested interest or may impose such vesting requirements, expressed in terms of years of continuous employment with the Company and/or a Subsidiary, as the Committee, in its sole discretion, may determine is appropriate in any given situation.

            B. Stock Unit Value. The "Stock Unit Value" of a Stock Unit shall be determined as of the Redemption Date of the Stock Unit and shall consist of the appreciation, if any, in the value of one share of Stock of the Company, between
(i) the value of one share of the Company's Stock as of the date of grant of the Stock Unit, and (ii) the value of one share of Stock of the Company as of the Redemption Date of such Stock Unit.

            C. Payment of Stock Unit Value. Each Stock Unit granted to a Participant which has become vested shall be redeemed by the Committee on the Redemption Date of such Stock Unit. The "Stock Unit Value" of the Stock Unit shall be paid to the Participant in cash, in Stock or in a combination of cash and Stock as soon as is practicable after the Redemption Date, at the discretion of the Committee. To the extent that payment of the Stock Unit Value is made in shares of Stock, the value of the Company's Stock as of the Redemption Date shall be used in determining the number of shares of Stock to be received by the Participant. Any shares of stock received by a Participant upon exercise of a Stock Unit shall be non-transferable until a period of at least six months has elapsed since the date of the grant of such Stock Unit.

                                  SECTION EIGHT

                 NON-TRANSFERABILITY OF OPTIONS AND STOCK UNITS

            Any Option or Stock Unit granted to an Eligible Individual may not be sold, exchanged, assigned, pledged, discounted, hypothecated or otherwise transferred except by will or by the laws of descent and distribution. During the lifetime of the Eligible Individual to whom an Option or Stock Unit is issued, such Option or Stock Unit may be exercised only by the Eligible Individual to whom it was issued or his representative. Upon any attempt to so sell, transfer, assign, pledge, discount, hypothecate or otherwise transfer any Option or Stock Unit, or any right thereunder, contrary to the provisions hereof, such Option of Stock Unit and all rights thereunder shall immediately become null and void.

                                  SECTION NINE

                         COMPLIANCE WITH SECURITIES LAWS

            Unless a registration statement under the Securities Act of 1933 is then in effect with respect to the Stock a Participant receives upon the exercise of an Option or the redemption of a Stock Unit the Committee, in its discretion, may require, at the time that a Participant so receives such Stock, that the Participant agrees in writing to acquire any such Stock he may so receive for investment and not for distribution, or to consent to such other agreement as the Committee, in its discretion, may deem to be necessary to comply with the requirements of the Securities Act of 1933 or any applicable state securities laws. A reference to any such agreement shall be inscribed on the Stock certificate(s). Each Option shall be subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of the shares of Stock subject to the Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares thereunder, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained and the same shall have been free of any conditions not acceptable to the Committee.

                                   SECTION TEN

                     CHANGES IN CAPITAL STRUCTURE OF COMPANY

            In the event of the splitting or consolidation of shares of Stock of the Company, the payment of a stock dividend by the Company or a similar transaction, the number of shares of Stock specified in Section Three of this Plan, the number of shares of Stock upon which the value of each outstanding Stock Unit shall be based and the value per share and the number and price per share of shares subject to then outstanding Options shall be proportionately adjusted.

                                 SECTION ELEVEN

                    REORGANIZATION, DISSOLUTION, LIQUIDATION
                       CHANGE OF CONTROL OR SIMILAR EVENT

            A. Treatment of Options. In the event of an occurrence of any of the following events and upon approval of the Committee:

                        (i) the commencement of a bona fide "tender offer" acceptable to the Company's Board for the shares of the Company as provided under Rule 14d-2 promulgated under the Federal Securities Exchange Act of 1934, as amended, or any subsequent comparable Federal rule or regulation governing tender offers;

                        (ii) a successful tender offer not previously approved by the Company's Board of Directors resulting in a change of control of the Board;

                        (iii) the Company's execution of an agreement concerning the sale of substantially all of its assets (other than to a subsidiary in a mere corporate restructuring);

                        (iv) the Company's adoption of a plan of dissolution or liquidation; or

                        (v) the Company's execution of an agreement concerning a merger or consolidation involving the Company in which the Company is not the surviving corporation or if, immediately following such merger or consolidation, less than fifty percent (50%) of the surviving corporation's outstanding voting stock is held by persons who were shareholders of the Company immediately prior to such merger or consolidation; each Participant shall have the right, immediately following such occurrence, to exercise his or her Option in full to the extent not theretofore exercised regardless of any provision herein or any provision in the Option contract providing for the deferment of the vesting or exercise thereof.

The Participant shall be entitled to exercise the options regardless of whether the tender offer (described in subsection A(i), directly above), is successful, regardless of whether the dissolution or liquidation is consummated, and regardless of whether the other corporation which is the surviving corporation in a merger or consolidation shall adopt and maintain any plan under which options are granted to the Participant. In the event the agreement concerning the sale of substantially all of its assets or the agreement concerning a merger or consolidation is not consummated by the parties, then the Options not exercised prior to the formal determination by the Board that the contemplated transaction will not be consummated shall on and after the date of such determination again be subject to the exercise restrictions set forth in the Option agreement. In the case of a merger, consolidation, reorganization, reclassification, sale of assets or similar event, all outstanding Options shall pertain to the securities or other property to which a holder of the number of shares of Stock covered by the Option would have been entitled to receive in connection with such event, and in the case of any other event specified herein, each outstanding Option shall remain outstanding and exercisable in accordance with its terms.

            B. Treatment of Stock Units. In the event of an occurrence of any of the following events and upon approval of the Committee:

                        (i) the commencement of a bona fide "tender offer" acceptable to the Company's Board for the shares of the Company as provided under Rule 14d-2 promulgated under the Federal Securities Exchange Act of 1934, as amended, or any subsequent comparable Federal rule or regulation governing tender offers;

                        (ii) a successful tender offer not previously approved by the Company's Board of Directors resulting in a change of control of the Board;

                        (iii) the Company's execution of an agreement concerning the sale of substantially all of its assets (other than to a subsidiary in a mere corporate restructuring);

                        (iv) the Company's adoption of a plan of dissolution or liquidation; or

                        (v) the Company's execution of an agreement concerning a merger or consolidation involving the Company in which the Company is not the surviving corporation or if, immediately following such merger or consolidation, less than fifty percent (50%) of the surviving corporation's outstanding voting stock is held by persons who were shareholders of the Company immediately prior to such merger or consolidation; the Redemption Date with respect to all Stock Units theretofore granted hereunder and outstanding at that time shall be the date of such event, regardless of any provision herein or any provision in the Stock Unit contract providing for the deferment of the vesting or redemption of any provision herein or any provision in the Stock Unit contract providing for the deferment of the vesting or redemption thereof.

The Participant shall be entitled to require redemption (the "Redemption Date") of the Stock Units regardless of whether the tender offer is successful, regardless of whether the dissolution or liquidation is consummated, and regardless of whether the other corporation which is the surviving corporation in a merger or consolidation shall adopt and maintain any plan under which Stock Units are granted to the Participant. In the event the agreement concerning the sale of substantially all of its assets or the agreement concerning a merger or consolidation is not consummated by the parties, then the Stock Units not exercised prior to the formal determination by the Board that the contemplated transaction will not be consummated shall on and after the date of such determination again be subject to the vesting restrictions set forth in the Option agreement.

            In the case of a merger, consolidation, reorganization, reclassification, sale of assets or similar event, the Stock Unit Value of any Stock Unit upon the redemption of such Stock Unit shall be determined on the basis of the difference, if any, between (i) the value of a single share of the Company's Stock as of the date of grant of such Stock Unit, and (ii) the current value, as of the Redemption Date of such Stock Unit, of the shares of stock or other securities into which a single share of the Company's Stock would have been converted on the date of such reclassification, consolidation, merger, reorganization, sale of assets or other similar event.

                                 SECTION TWELVE

                            TERMINATION OF EMPLOYMENT

            A.  Severance.

                        (i) Stock Units - Termination of Employment. In the event that a Participant's employment with the Company or a Subsidiary terminates for any reason, other than due to his death or "total disability," any Stock Unit granted to him will be forfeited, whether or not such Stock Unit had been vested, unless the Committee, in its sole discretion, decides to authorize the redemption of the Stock Unit, to the extent then vested. If the Committee so decides to redeem the Stock Unit, it shall be redeemed as of the third business day following the next date on which quarterly and/or annual summary statements of sales and sales earnings of the Company are released for publication on a wire service, in a financial news service, in a newspaper of general publication or are otherwise made publicly available.

                        (ii) Stock Units - Total Disability. In the event that a Participant's employment with the Company or a Subsidiary is terminated due to his incurring a "total disability", any Stock Units granted to him will be redeemed, to the extent then vested, upon the expiration of six months following the date of termination of employment due to a "total disability".

                        (iii) Options - Termination of Employment. In the event that a Participant's employment with the Company or a Subsidiary terminates for any reason, other than due to his death or "total disability", any Option granted to such Participant will expire in accordance with the provisions of the Options document dealing with the effect of a termination of employment. Such provisions must provide for an expiration of the Option not later than six months after the date of such termination. Notwithstanding the foregoing, in the event that the Participant's employment is terminated for cause any Option granted to him shall be revoked as of the date his employment terminates. Notwithstanding any other provisions of this Plan, no payment under any Stock Unit or issuance of any Stock pursuant to any Option or Stock Unit shall be made and all rights of the Participant who received such Option or Stock Unit (or his designated beneficiary or legal representatives) under this Plan shall be forfeited if, prior to the time of such payment or issuance, the Participant (1) shall be employed without the Company's or affiliate's consent by a competitor of, or shall be engaged in any activity in competition with, the Company or an affiliate; (2) divulges without the consent of the Company any secret or confidential information belonging to the Company or an affiliate; (3) has been dishonest or fraudulent in any matter affecting the Company or (4) has committed any act which, in the sole judgment of the Committee, has been substantially detrimental to the interests of the Company. The Company shall give a Participant written notice of the occurrence of any such event (described in the foregoing clauses (1) - (4)) prior to making any such forfeiture. The determination of the Committee as to the occurrence of any of the events specified in the foregoing clauses (1)-(4) of this Section 11 shall be conclusive and binding upon all persons for all purposes. Any Award shall be subject to forfeiture for the reasons provided in this Section in such manner as shall be provided by the Committee.

                        (iv) Options - Total Disability. In the event that a Participant's employment with the Company or a Subsidiary is terminated due to his incurring a "total disability," any Option granted to such Participant will expire twelve months after the date of such termination.

                        (v) Definition of "Total Disability". For purposes of this Section Twelve, a Participant is totally disabled if he is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

                        (vi) Definition of "Subsidiary". For purposes of this Section Twelve, a Participant's employer shall continue to be deemed a Subsidiary notwithstanding that such entity is no longer directly or indirectly controlled by the Company and therefore no longer a Subsidiary, provided that the Participant's employer was a Subsidiary at the time the Options or Stock Units were granted to such Participant.

            B. Death. If a Participant dies while in the employ of the Company or a Subsidiary, his vested Stock Units will be redeemed as soon as is practicable after his death and the proceeds of such redemption shall be paid over to the executor or administrator of the estate of the Participant or to the person to whom the Stock Units shall pass by will or by the laws of descent and distribution. If a Participant dies while in the employ of the Company or a Subsidiary, any Option may provide that it can be exercisable not later than six months after his death by the executor or administrator of the estate of the Participant or by the person to whom the Option shall pass by will or by the laws of descent and distribution, but only to the extent the Participant was entitled to exercise the Options as of the date of his death.

                                SECTION THIRTEEN

                   PARTICIPANT'S RIGHTS AS A HOLDER OF SHARES

            A Participant has no rights as a stockholder with respect to any shares of Stock paid in redemption of any Stock Units or acquired pursuant to the exercise of an Option until the date a certificate is issued to him for such shares. Except as otherwise provided in Section Ten of this Plan, no adjustment shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

                                SECTION FOURTEEN

                             AMENDMENTS TO THE PLAN

            The Board of Directors of the Company may amend or terminate this Plan at any time; provided, however, that (i) any such amendment or termination shall not adversely affect the rights of Participants under Options or Stock Units granted prior thereto; and (ii) any amendment which increases the total number of Options, Stock Units or shares of Stock covered by this Plan, changes the definition of Eligible Individual, changes the criteria for becoming a member of the Compensation Committee or any other material change to this Plan shall be subject to obtaining the approval thereof by the Company's stockholders. Notwithstanding the foregoing, this Plan shall not be amended more than once every six months, other than to comport with changes in the, the Code, the Employee Retirement Income Security Act of 1974, as amended or the rules thereunder.

                                 SECTION FIFTEEN

                   EFFECTIVE AND EXPIRATION DATES OF THE PLAN

            This Plan shall be effective on September 12, 1995, after approval of it by the Company's shareholders. No Option shall be granted after September 10, 2005.

                                 SECTION SIXTEEN

                       INCENTIVE STOCK OPTIONS PROVISIONS

            The provisions of this Section Sixteen shall apply only to Incentive Stock Options.

            A. Over Ten-Percent Shareholders. Incentive Stock Options shall not be issued to individuals then owning more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company.

            B. Limit. Incentive Stock Options shall not be granted which will cause the aggregate fair market value (determined at the time each Option is granted) of the Stock for which options are granted to any Eligible Individual under all incentive stock option plans of the Company during the calendar year to exceed $100,000 plus the "unused limit carry-over" referred to in Section 422(b)(8) of the Internal Revenue Code of 1954.

                             GROUP 1 SOFTWARE, INC.
                        4200 PARLIAMENT PLACE, SUITE 600
                           LANHAM, MARYLAND 20706-1844


  PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF GROUP 1 SOFTWARE, INC.
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                               SEPTEMBER 12, 2000

            The undersigned hereby appoints Edward Weiss and Mark D. Funston, as true and lawful attorneys and proxy of the undersigned, with full power of substitution, for and in the name of the undersigned, to vote and otherwise act at the Annual Meeting of Stockholders of Group 1 Software, Inc. (the "Company") to be held on Thursday, September 12, 2000, at 10:30 AM at Prudential Securities, One Liberty Plaza, New York, New York 10292, and at any adjournment or postponement thereof (the "Annual Meeting"), with respect to all shares of Common Stock and 6% Preferred Stock of the Company which the undersigned would possess if personally present, on the following matters.

                            PROXY VOTING INSTRUCTIONS

TO VOTE BY MAIL
Please date, sign and mail your proxy card in the envelope provided as soon as possible.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)
Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call.

TO VOTE BY INTERNET
Please access the web page at "www.voteproxy.com" and follow the on-screen instructions. Have your control number available when you access the web page.

YOUR CONTROL NUMBER IS             --->

                     -----------------------
                     |                      |
                     |                      |
                     -----------------------


            The shares represented by this Proxy will be voted in the manner directed and, if no instructions to the contrary are indicated, will be voted FOR the election of the nominees for director and FOR the other proposals set forth in the Company's Notice of Annual Meeting of Stockholders.

            (1) Election of Directors
                Election of the nominees listed at right to the Company's Board of Directors to hold office until the third annual meeting of stockholders of the Company following their election and until the election and qualification of their successors.

             (Instruction:  To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.)

                        Mr. James P. Marden
                        Mr. Charles A. Mele
                        Mr. Charles J. Sindelar

            (2) To consider and act upon a proposal to amend the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 14,000,000 shares to 50,000,000 shares;

            (3) To consider and act upon a proposal to amend the Company's 1995 Incentive Stock Option, Non-Qualified Stock Option and Stock Appreciation Unit Plan to increase by 300,000 shares the number of shares subject to stock options which may be granted under the Plan; and

            (4) Other Matters: Discretionary authority is hereby granted with respect to such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof, including discretionary authority to consider and vote upon procedural matters and any adjournment or postponement of the meeting.

            There is no assurance that any of the Company's nominees will serve as directors if any other nominees are elected to the Board.

            THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED TO ELECT THE INDIVIDUALS NAMED IN PROPOSAL ONE AND FOR EACH OF PROPOSALS TWO AND THREE.

            In their discretion, the appointed proxies may also vote upon any other matters which the persons making the solicitation do not know, a reasonable time before the solicitation and that properly come before the Annual Meeting or any adjournment or postponement thereof, including the election of any person to any office for which a nominee is named in the proxy statement and such nominee is unable to serve for good cause.

            The undersigned hereby ratifies and confirms that the aforesaid attorneys and proxies may do hereunder.


                                        Dated:             , 2000
-------------------------------               -------------
  (Signature of Stockholder)


                                        Dated:             , 2000
-------------------------------               -------------
  (Signature of Stockholder)

Please sign your name exactly as it appears hereon. When signing as attorney, agent, executor, administrator, trustee, guardian or corporate officer, please give your full title as such. Each joint owner should sign the proxy.

The above-signed hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders dated July ___, 2000 and the Company's Annual Report for the fiscal year ended March 31, 2000 furnished herewith.

TO INSURE A QUORUM AND TO AVOID THE EXPENSE AND DELAY OF SENDING FOLLOW-UP LETTERS, PLEASE FILL IN, SIGN, DATE AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE.



                                       2